Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        1,838,101           0.13         14,963,163        6.18


     Class B        295,848           0.10           2,715,628         6.18


     Class C        591,468            0.10          5,585,388         6.18


     Class I        23,408,950         0.13          181,268,074       6.18


     Class IS       377,066            0.12          3,234,700         6.18





     Evergreen Limited Duration Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        77,058                 0.13               573,384  10.36


     Class B        80,773              0.09         897,024  10.36


     Class C        229,568             0.09         2,329,836         10.36


     Class I        6,221,972           0.14         42,788,222        10.36


     Class IS       386,267             0.13         2,401,814         10.36





     Evergreen Adjustable Rate Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        30,009,778          0.15         169,438,738       9.54


     Class B        10,727,229          0.11         89,238,151        9.54


     Class C        31,744,162          0.11         256,137,647       9.54


     Class I        46,575,988          0.16         262,058,815       9.54


     Class IS       20,250,505          0.15         109,250,181       9.54